UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2008

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	Pending
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification No.)
organization)

1700 Park Avenue, Suite 2020
P.O. Box 682798
Park City, Utah	84068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 658-1349

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, the Board of Directors of SpectrumDNA, Inc. (the “Company”) appointed Anthony Stonefield and Michael Dowling to serve as members of the Company’s Board of Directors, effective October 1, 2008.

Mr. Stonefield has also been granted a nonstatutory stock option under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) in conjunction with his appointment to the Board to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $0.46 per share, subject to certain vesting conditions as set forth in such option.

Mr. Dowling has also been granted a nonstatutory stock option under the 2008 Plan in conjunction with his appointment to the Board to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $0.46 per share, subject to certain vesting conditions as set forth in such option.

Mr. Dowling is the Chief Executive Officer of Interpret LLC (“Interpret”), a Santa Monica, California based limited liability company. Interpret and the Company are parties to a 50/50% joint venture called Maprocosm LLC (“Maprocosm”) formed in November 2007. The purpose of the joint venture is to develop and exploit an interactive website and software platform based on certain of Interpret’s and the Company’s propriety intellectual property. Currently, all products developed by Maprocosm are in the research and development stage. No revenues have been generated to date.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between either Mr. Stonefield or Mr. Dowling and any other person pursuant to which Mr. Stonefield or Mr. Dowling was selected as a director, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Stonefield or Mr. Dowling, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On October 31, 2008, the Company issued a press release announcing Mr. Stonefield’s and Mr. Dowling’s appointment. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

Exhibits:

99.1  Press Release dated October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC.
(Registrant)

Dated: November 3, 2008	By:	/s/ James A. Banister
James A. Banister,
Chief Executive Officer